Exhibit 10.21

[Execution Counterpart]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of September 2, 2009, is made by and between SOLYNDRA FAB 2 LLC, a Delaware limited liability company (the “Borrower”), and U.S. Bank National Association, as collateral agent for the Secured Parties referred to below (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower and the Collateral Agent are executing and delivering that certain Common Agreement, dated as of even date herewith (as amended, modified, renewed or extended from time to time, the “Common Agreement”), by and among the Borrower, the U. S. Department of Energy, the Loan Servicer and the Collateral Agent.

WHEREAS, the Common Agreement provides that it is a condition precedent to the initial Advance under the DOE Credit Facility Agreement that the Borrower enter into this Agreement and grant to the Collateral Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Common Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Common Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means any and all of the Borrower’s accounts, as such term is defined in Section 9-102 of the UCC.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Borrower in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Borrower’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Borrower and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Borrower’s books or records or with credit reporting, including with regard to the Borrower’s Accounts.

“Chattel Paper” means any and all of the Borrower’s chattel paper, as such term is defined in Section 9-102 of the UCC, including all Electronic Chattel Paper.

“Collateral” has the meaning set forth in Section 2.

“Commercial Tort Claims” means any and all of the Borrower’s commercial tort claims, as such term is defined in Section 9-102 of the UCC, including any described in Schedule 1 to the Disclosure Letter.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other Person establishing the Collateral Agent’s control with respect to any Deposit Accounts, Letter-of-Credit Rights or Investment Property, for purposes of UCC Sections 9-104, 9-106 and 9-107.

“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC, maintained by or for the benefit of the Borrower, whether or not restricted or designated for a particular purpose.

“Documents” means any of the Borrower’s documents, as such term is defined in Section 9-102 of the UCC.

“Electronic Chattel Paper” means any and all of the Borrower’s electronic chattel paper, as such term is defined in Section 9-102 of the UCC.

“Equipment” means any and all of the Borrower’s equipment, including any and all fixtures, as such terms are defined in Section 9-102 of the UCC.

“General Intangibles” means any and all of the Borrower’s general intangibles, as such term is defined in Section 9-102 of the UCC.

“Goods” means any and all of the Borrower’s goods, as such term is defined in Article 9 of the UCC.

“Instruments” means any and all of the Borrower’s instruments, as such term is defined in Section 9-102 of the UCC.

“Intellectual Property Collateral” means the following properties and assets owned or held by the Borrower or in which the Borrower otherwise has any interest, now existing or hereafter acquired or arising:

(i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses

(including such patents, patent applications and patent licenses as described in Schedule 1 to the Disclosure Letter), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 1 to the Disclosure Letter), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

(iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule 1 to the Disclosure Letter), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses;

(v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Borrower connected with and symbolized by any of the aforementioned properties and assets; and

(vi) all accounts, all other proprietary rights, all other intellectual or other similar property and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

“Inventory” means any of the Borrower’s inventory, as such term is defined in Section 9-102 of the UCC.

“Investment Property” means any of the Borrower’s investment property, as such term is defined in Section 9-102 of the UCC.

“Letter-of-Credit Rights” means any and all of the Borrower’s letter-of-credit rights, as such term is defined in Section 9-102 of the UCC.

“Pledged Agreements” means any shareholders agreement, partnership agreement, limited liability company agreement or other contract or agreement included in the Collateral, as amended, modified, renewed or extended from time to time, including (i) all rights of the Borrower to receive moneys and other payments and distributions due or to become due thereunder or with respect thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty, letter of credit or guaranty with respect thereto, (iii) all claims of the Borrower for damages arising out of any breach or default thereunder or in respect thereof; and (iv) the right of the Borrower to terminate, amend, supplement or modify any such agreement, contract, instrument or other document, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder or in respect thereof.

“Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

“Rights to Payment” means any and all of the Borrower’s Accounts and any and all of the Borrower’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

(d) Interpretation. The rules of interpretation set forth in Section 1.2 of the Common Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2 Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Borrower hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the Borrower’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; and (xiii) all money, all products and Proceeds of any and all of the foregoing, and all Supporting Obligations of any and all of the foregoing.

(b) Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under all Pledged Agreements, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under such Pledged Agreements, and (iii) the Collateral Agent shall not have any obligation or liability under any Pledged Agreements by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Continuing Security Interest. The Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 22.

SECTION 3 Perfection and Priority.

(a) Financing Statements. The Borrower hereby authorizes the Collateral Agent to file at any time and from time to time any financing statements describing the Collateral, and the Borrower shall execute and deliver to the Collateral Agent, and the Borrower hereby authorizes the Collateral Agent to file (with or without the Borrower’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Property Collateral, assignments, fixture filings, affidavits, reports, notices and other documents and instruments, in form satisfactory to the Collateral Agent, as the Collateral Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Borrower ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof.

(b) Bailees. Any Person (other than the Collateral Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Collateral Agent. At any time and from time to time, the Collateral Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Collateral Agent, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, the Borrower will join with the Collateral Agent in notifying any Person who has possession of any Collateral of the Collateral Agent’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Collateral Agent.

(c) Control. Borrower will cooperate with the Collateral Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.

SECTION 4 Representations and Warranties. In addition to the representations and warranties of the Borrower set forth in the Common Agreement, which are incorporated herein by this reference, the Borrower represents and warrants to the Secured Parties that:

(a) Location of Chief Executive Office and Collateral. The Borrower’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1 to the Disclosure Letter; and all other locations (as of the date of this Agreement) where the Borrower conducts business or Collateral is kept are set forth in Schedule 1 to the Disclosure Letter.

(b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for the Borrower, are set forth in Schedule 1 to the Disclosure Letter or are locations permitted under Section 5(b).

(c) Jurisdiction of Organization and Names. Except as the Collateral Agent has been notified pursuant to Section 5(d), the Borrower’s jurisdiction of organization is set forth in Schedule 1 to the Disclosure Letter, and the Borrower’s exact legal name is as set forth in the first paragraph of this Agreement. Except as set forth in Schedule 1 to the Disclosure Letter, the Borrower has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d) Collateral. The Borrower has rights in or the power to transfer the Collateral, and the Borrower is, and, except as permitted by Section 7.8 of the Common Agreement, will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Borrower now has rights and will create a security interest which is enforceable against the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights; and (ii) the Collateral Agent has a perfected and, subject to any Permitted Liens, first priority security interest in the Collateral in which the Borrower now has rights, and will have a perfected and, subject to any Permitted Liens, first priority security interest in the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

(f) Other Financing Statements. Other than (i) financing statements related to Permitted Liens and (ii) financing statements in favor of the Collateral Agent for itself and on behalf of the other Secured Parties, no effective financing statement naming the Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g) Rights to Payment.

(i) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

(ii) the Borrower has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents; and

(iii) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are true and correct in all material respects.

(h) Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to the Borrower, nor has any Inventory been consigned to the Borrower or consigned by the Borrower to any Person or is held by the Borrower for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1 to the Disclosure Letter as it may be updated from time to time.

(i) Intellectual Property.

(i) Except as set forth in Schedule 1 to the Disclosure Letter or in the Project IP License Agreement, the Borrower (directly or through any Subsidiary) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

(ii) all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part except where the same could not reasonably be expected to have a Material Adverse Effect;

(iii) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the Borrower’s Knowledge, each of the patents is valid and enforceable and the Borrower has notified the Collateral Agent in writing of all prior art (including public uses and sales) of which it is aware except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv) to the Borrower’s Knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person that could reasonably be expected to have a Material Adverse Effect; and

(v) the Borrower is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by the Borrower has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person, except where it could not reasonably be expected to have a Material Adverse Effect.

(j) Equipment.

(i) None of the Equipment or other Collateral is affixed to real property other than at the Sites and except Collateral with respect to which the Borrower has supplied the Collateral Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Collateral Agent’s security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and

(ii) none of the Equipment is leased from or to any Person, except as set forth at Schedule 1 to the Disclosure Letter or as otherwise disclosed to the Collateral Agent and the Secured Parties.

(k) Deposit Accounts. Except as the Collateral Agent has been notified pursuant to Section 5(i), the names and addresses of all financial institutions at which the Borrower maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in the Collateral Agency Agreement.

(l) Investment Property; Instruments; and Chattel Paper. Except as the Collateral Agent has been notified pursuant to Section 5(i), all securities accounts of Borrower and other Investment Property of Borrower are set forth in Schedule 1 to the Disclosure Letter or in an account described in the Collateral Agency Agreement, and all Instruments and Chattel Paper held by Borrower are also set forth in Schedule 1 to the Disclosure Letter.

(m) Control Agreements. No Control Agreements exist with respect to any Collateral other than any Control Agreements in favor of the Collateral Agent.

(n) Letter-of-Credit Rights. The Borrower does not have any Letter-of-Credit Rights except as set forth in Schedule 1 to the Disclosure Letter.

(o) Commercial Tort Claims. The Borrower does not have any Commercial Tort Claims except as set forth in Schedule 1 to the Disclosure Letter.

(p) Leases. The Borrower is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Borrower’s right to remove any Collateral from the premises at which such Collateral is situated, except for (i) the usual and customary restrictions contained in such leases of real property, and (ii) restrictions in favor of the Collateral Agent.

SECTION 5 Covenants. In addition to the covenants of the Borrower set forth in the Common Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations (other than inchoate indemnity obligations) remain unsatisfied or the FFB shall have any commitments to extend credit under the DOE Credit Facility, the Borrower agrees that:

(a) Defense of Collateral. The Borrower will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent’s right or interest in, the Collateral.

(b) Location of Books and Chief Executive Office. The Borrower will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1 to the Disclosure Letter; and (ii) give at least 30 days’ prior written notice to the Collateral Agent of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for the Borrower or (b) any change in the location of the Borrower’s chief executive office or principal place of business.

(c) Location of Collateral. The Borrower will: (i) keep the Collateral at the locations set forth in Schedule 1 to the Disclosure Letter or such other locations disclosed to the Collateral Agent pursuant to clause (ii) and not remove the Collateral from such locations (other than sales of Inventory in the ordinary course of business, other dispositions permitted by subsection (i) and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least 30 days’ prior written notice of any removal to the Collateral Agent; and (ii) give the Collateral Agent at least 30 days’ prior written notice of any change in the locations set forth in Schedule 1 to the Disclosure Letter.

(d) Change in Name, Identity or Structure. The Borrower will give at least 30 days’ prior written notice to the Collateral Agent of (i) any change in its name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new such registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that the Borrower shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(e) Expenses. The Borrower will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

(f) Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Collateral Agent’s request, the Borrower will use commercially reasonable efforts to obtain from each Person from whom the Borrower leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Collateral Agent may require, in form and substance satisfactory to the Collateral Agent.

(g) Rights to Payment. The Borrower will:

(i) with such frequency and with such detail as may be required under the Common Agreement, furnish to the Collateral Agent full and complete reports with respect to the Accounts;

(ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and after the occurrence and during the continuance of an Event of Default, take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, except that the Borrower may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices;

(iii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the Borrower’s Knowledge, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Collateral Agent in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by the Borrower to the Collateral Agent relating to such Account or other Right to Payment;

(iv) if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Collateral Agent thereof and execute any documents and instruments and take any other steps requested by the Collateral Agent in order that all monies due and to become due thereunder shall be assigned to the Collateral Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(v) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

(vi) upon the request of the Collateral Agent (a) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (b) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

(vii) upon the occurrence and during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Collateral Agent shall require.

(h) Instruments, Investment Property, Etc. Upon the request of the Collateral Agent, the Borrower will (i) immediately deliver to the Collateral Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property, all letters of credit, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Collateral Agent is the entitlement holder with respect to any

Investment Property, and/or obtain Control Agreements in favor of the Collateral Agent from such securities intermediaries, in form and substance satisfactory to the Collateral Agent, with respect to any Investment Property, as requested by Collateral Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of Credit Rights, as the Collateral Agent shall reasonably specify.

(i) Deposit Accounts and Securities Accounts. The Borrower will give the Collateral Agent immediate notice in writing of the establishment of any new Deposit Account and any new securities account with respect to any Investment Property.

(j) Inventory. The Borrower will:

(i) at such times and with such detail as may be required under the Common Agreement, furnish to the Collateral Agent a report of all Inventory; and

(ii) except as otherwise permitted by the Common Agreement, not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to the Borrower, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Collateral Agent prior written notice thereof.

(k) Equipment. At such times and with such detail as may be required under the Common Agreement, the Borrower will deliver to the Collateral Agent a report with respect to the Equipment.

(l) Intellectual Property Collateral. The Borrower will:

(i) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice;

(ii) promptly give the Collateral Agent notice of any rights the Borrower may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof;

(iii) without limiting the generality of clause (iii), not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless the Borrower provides the Collateral Agent with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration; and

(iv) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

(m) Notices, Reports and Information. The Borrower will (i) notify the Collateral Agent of any other modifications of or additions to the information contained in Schedule 1 to the Disclosure Letter; and (ii) upon the reasonable request of the Collateral Agent, make such demands and requests for information and reports as the Borrower is entitled to make in respect of the Collateral.

(n) Chattel Paper. The Borrower will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in the Chattel Paper. The Borrower will give the Collateral Agent immediate notice if the Borrower at any time holds or acquires an interest in any Chattel Paper, including any Electronic Chattel Paper.

(o) Commercial Tort Claims. The Borrower will give the Collateral Agent notice within ten (10) Business Days if at any time the Borrower holds or acquires any Commercial Tort Claim.

(p) Letter-of-Credit Rights. The Borrower will give the Collateral Agent notice within ten (10) Business Days if the Borrower shall at any time hold or acquire any Letter-of-Credit Rights.

(q) Pledged Agreements.

(i) The Borrower will furnish to the Collateral Agent promptly upon request thereof copies of (a) the Pledged Agreements and (b) all material notices, requests and other documents received by the Borrower in respect of the Pledged Agreements.

(ii) The Borrower will perform and observe all terms and provisions of the Pledged Agreements to be performed or observed by it and enforce the Pledged Agreements in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, except where the failure to do so could not reasonably be expected to affect the validity, perfection or priority of the Collateral Agent’s security interest therein or have a Material Adverse Effect.

(iii) The Borrower will not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Pledged Agreement or Organizational Documents in any way that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest therein.

SECTION 6 Rights to Payment.

(a) Collection of Rights to Payment. Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, the Borrower shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, upon the occurrence and during the continuance of any Event of Default, all remittances received by the Borrower shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) Investment Property and Instruments. At the request of the Collateral Agent, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall be entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by the Borrower shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to the Borrower, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Collateral Agent were the absolute owner thereof; provided that the Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Borrower or any other Person for any failure to do so or delay in doing so.

SECTION 7 Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right, but not the obligation, to, in the name of the Borrower, or in the name of the Collateral Agent or otherwise, without notice to or assent by the Borrower, and the Borrower hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or agents designated by the Collateral Agent) as the Borrower’s true and lawful attorney-in-fact, with full power and authority to:

(i) file any of the financing statements and execute any and all such other documents and instruments, which the Collateral Agent may deem necessary or advisable to perfect or continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral;

(ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(iv) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to the Borrower to such address as the Collateral Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(v) receive and open all mail addressed to the Borrower; provided that any mail not constituting Rights to Payment, Chattel Paper or investment property shall be promptly forwarded to the Borrower;

(vi) send requests for verification of Rights to Payment to the customers or other obligors of the Borrower;

(vii) contact, or direct the Borrower to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

(viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Collateral Agent, any Secured Party or any other bank, financial institution or other Person;

(x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;

(xi) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

(xii) execute any and all applications, documents, papers and instruments necessary for the Collateral Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(xiii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(xiv) execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Collateral Agent may deem necessary of advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property and the Collateral Agent’s security interest therein; and

(xv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Borrower, which the Collateral Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the

Collateral Agent, pursuant to clauses (ii) through (xv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the FFB has any commitments to extend credit under the DOE Credit Facility or the Secured Obligations (other than inchoate indemnity obligations) have not been paid and performed in full. The Borrower hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Collateral Agent Performance of Borrower Obligations. The Collateral Agent may perform or pay any obligation which the Borrower has agreed to perform or pay under or in connection with this Agreement if the Borrower fails to do so when required hereunder, and the Borrower shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 8.

SECTION 9 Collateral Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Borrower or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent’s possession and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral. The provisions of Article 11, “Regarding the Collateral Agent”, of the Collateral Agency Agreement are incorporated herein by reference as if such Article were set forth herein in its entirety.

SECTION 10 Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Common Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that:

(i) The Collateral Agent may peaceably and without notice enter any premises of the Borrower, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Borrower or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent may determine.

(ii) The Collateral Agent may require the Borrower to assemble all or any part of the Collateral and make it available to the Collateral Agent, at any place and time designated by the Collateral Agent.

(iii) The Collateral Agent may use or transfer any of the Borrower’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Collateral Agent may determine.

(iv) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v) The Collateral Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

(vi) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Borrower’s assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that the Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent and each of the Secured Parties shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases, to the extent permitted by law. The Collateral Agent shall give the Borrower such notice of any public or private sale as may be required by the UCC or other applicable law. The Borrower recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii) Neither the Collateral Agent nor any Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Collateral Agent and the Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Collateral Agent’s or any Secured Party’s rights against the Borrower. The Borrower waives any right it may have to require the Collateral Agent or any Secured Party to pursue any third Person for any of the Secured Obligations. The Collateral Agent and the Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Collateral Agent sells any of the Collateral upon credit, the Borrower will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Borrower shall be credited with the proceeds of the sale.

(b) License. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, the Borrower hereby grants to the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Borrower) to use, license or sublicense any Intellectual Property Collateral.

(c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Collateral Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Collateral Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and the Borrower agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Borrower agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Borrower shall not have any right of withdrawal with respect to such funds. Accordingly, the Borrower irrevocably waives until the termination of this Agreement in accordance with Section 24 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

(d) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Secured Obligations in accordance with the Common Agreement and the Collateral Agency Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The Borrower shall remain liable to the Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11 Certain Waivers. The Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Secured Parties (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in any Secured Party’s power, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against any Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Common Agreement. All such notices and other communications shall be effective as specified in the Common Agreement.

SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Parties.

SECTION 14 Costs and Expenses; Indemnification; Other Charges.

(a) Costs and Expenses. The Borrower agrees to pay on demand:

(i) the reasonable out-of-pocket costs and expenses of the Collateral Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Collateral Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

(ii) all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

(iii) all costs and expenses of the Collateral Agent, its Affiliates and the other Secured Parties, and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by any Secured Party as a result of any failure by the Borrower to perform or observe its obligations contained herein.

(b) Indemnification. The Borrower hereby agrees to indemnify each Secured Party, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by the Borrower, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower (the “Indemnified Liabilities”); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Interest. Any amounts payable to the Secured Parties under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Late Charge Rate.

(d) Survival. The provisions of this Section 14 shall survive foreclosure with respect to any or all of the Collateral and satisfaction or discharge of the Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Person.

SECTION 15 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

SECTION 17 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

SECTION 18 Amendment or Waiver. Except as otherwise provided herein, neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Borrower and the Collateral Agent.

SECTION 19 Entire Agreement. This Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof. This Agreement shall not be amended except by the written agreement of the parties as provided in the Common Agreement.

SECTION 20 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 21 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

SECTION 22 Incorporation of Provisions of the Common Agreement. To the extent the Common Agreement contains provisions of general applicability to the Loan Documents, including the rules of interpretation contained in Exhibit B thereof, such provisions are incorporated herein by this reference.

SECTION 23 No Inconsistent Requirements. The Borrower acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 24 Termination. Upon the termination of the DOE Credit Facility Commitment and payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations), the security interests created by this Agreement shall terminate and the Collateral Agent shall promptly execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Collateral Agent hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BORROWER: SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

	By:	/s/ W.G. Stover, Jr.

		Name:	W.G. Stover, Jr.

		Title:	Vice President, Finance
& Chief Financial Officer

COLLATERAL AGENT: U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BORROWER: SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

By:

Name:

Title:

COLLATERAL AGENT: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jean Clarke

Name:	Jean Clarke

Title:	Assistant Vice President

[Signature Page to Security Agreement]